Investor Presentation – February 2020

OTCMarkets: MMMM

Quad M Solutions

Forward Looking Statements

This presentation contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future international, national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products and services, marketing existing products and services, customer acceptance of existing and new products and services and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation.

About Quad M Solutions, Inc.

Operates through two wholly-owned subsidiaries: *OpenAxess, NuAxess 2 and 51% owned subsidiary PrimeAxess*, the Company has developed a proprietary fully integrated eco-system of products and services achieving better outcomes by using value-based self-insured health plans for the Independent Consultant (IC) and GIG Economy worker. We provide valuable and unprecedented solutions for:

- The millions of small to medium sized group employers, entrepreneurs and independent contractors (IC) in the Gig Economy who are seeking comprehensive, affordable and sustainable health insurance plans, employee benefits, and retirement plans while utilizing valuable health saving accounts.
- The approximately 60m IC and Gig economy workers in the U.S. by bringing about affordable, innovative consumer-driven healthcare.

Our Mission

To disrupt the current unsustainable 3.5 trillion-dollar health insurance industry responsible for exorbitant premiums with reduced coverage. We will replace it with true consumer driven healthcare, featuring innovative health insurance plans with transformational healthcare methodologies, targeting the approximately 60m U.S. IC, GIG economy workers and employers with 1 to 500 employees.

Corporate Structure


Quad M Solutions, Inc
Public Holding Co
NuAxess 2
Helping Small & Medium Businesses Self-Insure as well as other PEOs
PR345 dba
OpenAxess Targeting IC & GIG workers thru Staffing Co.
InfinityHR (PEO)
through PrimeAxess - JV
MMMM 51%/Infinity 49%
PrimeAxess JV
Franchisor Platform
Targeting GIG Economy, IC and Franchisees

How Quad M Operates

Through our staffing companies, **OpenAxess and PrimeAxess we** enable IC's to be an employee of the Staffing Company and staffed back to that IC's business. This allows the Staffing Company to provide all its employees with affordable health insurance benefits as a larger company, while providing the staffed client to continue working as an Independent Contractor (IC) through their own entities.

- **PR345** dba OpenAxess is the staffing company for IC, franchisees and GIG (workers with multiple jobs). These workers become employees of OpenAxess and are staffed back to their entities.
- Benefits for joining staffing company included payroll, various Federal and State tax deductions and comprehensive major medical insurance. This staffing company's major medical insurance is a self-insured ERISA program likes those of the largest US companies.
- The Advantage: OpenAxess through its various third-party administrators (TPAs) & reinsurance companies, i.e. Sun Life, is partially self insured and provides the same benefits compliant with Affordable Care Act (ACA) and state law as these large US companies.
- PrimeAxess is a 51%/49% JV with NuAxess and InfinityHR, Inc. Infinity is one of the largest professional employer organizations (PEO) in the USA with over 68,000 lives who are the employees of the largest franchisor corporations, i.e. Subway.
- The purpose of this JV is to enable the migration of Infinity employees to the PrimeAxess staffing business which provided comprehensive major medical insurance programs. The JV plans to reach out to over 500,000 franchisees of Infinity franchisor clients.
- **NuAxess is** 100% owned by Quad M Solutions and targets group employers, other PEOs and TPA's to provide its proprietary NuAxess Smart Plans.

Who is the GIG Economy Worker?



1. It is estimated almost 60 million people in the USA participate in the gig economy.

2. Independent contractor and self-employed GIG workers include accountants, franchisees, attorneys, Uber drivers, real-estate agents, stock-brokers, service industry workers; anyone who works for multiple employers through a standard contract.

3. By 2023, 52% of the US workforce will participate in the gig economy, at least occasionally.

4. The main motivation for people seeking jobs in the gig market is attaining a better work-life balance.

5. Millennials and baby-boomers dominate the freelancing market in a bi-modal distribution just like the democratic Iowa Caucuses.


THE GIG ECONOMY
A gig. A side job. Freelancing. Entrepreneur.
57M FREELANCERS
1 in 10 Workers in the US
• Add $1.3T to Economy, 6.7% of GDP
• Average income: $65k
• Only 1% are on gig apps like Uber & Lyft
3.3M earn more than $100,000
• 65% are Career Freelancers
• 35.5% hire employees or other freelancers
• Not replacing jobs– employment still grows
ASCEND

Market Opportunity

Current major healthcare insurance companies such as BlueCross, United Healthcare, Cigna, Aetna, Anthem (BUCA) inadequately service the IC and GIG economy workers and franchisees – these workers pay as individuals not through their corporation, as a result through after-tax dollars versus corporations who insure their workers with a tax-deduction for them and tax-free dollars for the workers.

- Premiums for these individuals are rising rapidly and because most of these people are are fully-insured there is no monetary reimbursement if they stay healthy. We estimate that this market alone could approach nearly $60BN a year in premiums.

Other features of this market:

- People pay as individuals with after-tax dollars
- No insurance brokers involved. Brokers have a tendency to favor larger insurance companies.
- Generally, people who are self-employed have to work despite illness to generate income, as a result they should have fewer medical claims. This group includes millennials, GenX or baby boomers in a bi-modal distribution.

As a result, we believe our product offering will initially be 20% less expensive than current fully-insured plan offerings; including after-tax benefits people who stay healthy save 60%.

How does the plan we offer our employees differ from what they currently have?

- Because the plans are under Federal ERISA law and it does not incur the 18% premium tax that all fully-insured healthcare insurance plans must include under the Affordable Care ACT (ACA). Under the ERISA Act, companies are exempt from state-licensing laws and are enabled to act as an insurer for their employees under the state DOI of their choosing.
- Self-insured plans are exempt from paying this premium tax.
- Partially self-insured plans are used by smaller corporations who act as the plan administrator. Small employers use and contract with TPA's (third-party administrators) who negotiate and pay claims on behalf of the employees and contract with several re-insurance companies such as SunLife to cover catastrophic medical claims. These plans are also exempt from ACA tax.

Stay Healthy → Receive $ Bonus:

- As a result, we can incentivize employees who stay healthy by remaining under deductible limits. We give them a substantial credit on their next year premiums for achieving stated goals.
- Employees pay providers with pre-tax dollars, and employees expenses are tax-deductible to our staffing business.
- You can visit ANY doctor or the Cigna network of doctors.

Revenue Model

PrimeAxess JV with Infinity

- Infinity has 68 000 employees in their PEO. These are the employees of some of the major US franchisor corporations. Under the JV agreement they have scheduled the migration of all 68 000 employees from full insurance companies, to PrimeAxess's and/or OpenAxess's self-insured medical plan. **InfinityHR as a co-employer is able to make that decision for the employees of the employer company.**
- We are in the process of converting each of these employees over the next year into our programs. We are going to model two examples:
- PrimeAxess Proforma Average **Monthly** Numbers:

	$	1000 Lives	10 000 Lives
Revenue/Life	1000	1,000 000	10,000,000
Operating Costs/ Person *	800	800 000	8,000,000
Operating Profit / Person **	200	200 000	2,000,000

- * - Includes estimated medical claims, TPA costs, and stop loss/reinsurance costs using GAAP accounting and corporate overhead
- ** - Cash flow is significantly greater than GAAP accounting due to the payments of the medical claims' many months after incurrence.

- We expect to receive from Infinity these 68,000 lives over the next 12-18 months. Once it occurs the monthly revenue from this point on will be $*68,000,000* per month with operating profits of $13,*600,000 per* month. MMMM subject to approval of its reverse-split filing of 1:100 there will be approximately 1.2 million primary common shares. The operating profit per primary common share will exceed $11.33/share/month.

Revenue Model

PrimeAxess JV with Infinity

- Potential future PrimeAxess clients using Infinity's marketing force. There are 500,000 franchisees of Infinity's franchisor clients. Assume the JV gets 5% penetration/year, this equals 25,000 lives/year which implies additional estimated revenue of $25 million/month with profit of $5 million/month.
- All other ventures such as OpenAxess and NuAxess - Assume 15,000 additional lives at the end of 12 months, 75,000 at the end of 24 months and 200,000 at the end of 36 month.
- As a result, additional estimated profitability per month by the end of the first year is $3,000,000/month, estimated $15,000,000/month – 2nd year and $40,000, 000/month – 3rd year, respectively, or $2.50 per share/month; $12.50 per share/month; $33.33 per share/month.

Our Professional Team

Carl Dorvil, Director

Mr. Dorvil served as CEO & Chairman of a public co engaged in PEO services from 2004-2018. He has proven entrepreneurial experience in HR and financial services; consulting in corporate community outreach programs. He also served as Managing Partner at Vicar Capital Advisors. Graduated from Southern Methodist Universe and received his MBA from Cox School of Business.

Pat DiLeo, Chairman & CEO

Mr. DiLeo has over 25 years of proven entrepreneurial, financial and management experience in both guiding his own companies and providing strategic advice and guidance to the CEOs of various public and private corporations. He was enlisted in the US Navy and received a Bachelor of Science Degree and a NJ Teaching Certificate from The College of New Jersey.

Derek Chambers, Director

Mr. Chambers was a former National Football League ("NFL") defensive lineman for 3 years with the Carolina Panthers and the Jacksonville Jaguars, is a member of the National Football League Players Association and Alumni Association where he provides financial literacy and advisory services for professional athletes and entertainers. After the NFL, Mr. Chambers studied at University of Oxford England

Investment Highlights

First-mover advantage in providing the best service for the IC worker and GIG economy worker through our healthcare insurance options.

National exchange listing targeted for 3rd Q 2020

Experienced sales and customer service teams

10,000 lives would create $10m revenue per month with $2m earnings (20% margins)

Through joint venture with InfinityHR (one of the Nation's top 10 Professional Employer Organizations) enrollment begins 1st quarter 2020 for their 68,000 InfinityHR client lives

Continuing to develop JV's with PEOs and Staffing businesses to drive adoption and revenue growth

Disrupting the industry by creating affordable healthcare coverage

Estimated that 1% penetration of the 160 million privately insured workers, can generate approximately $3.2 billion in annual premium revenue